UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2004

GSI LUMONICS INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada
(State or other jurisdiction of incorporation)

000-25705	98-0110412
(Commission File Number)	(I.R.S. Employer Identification No.)

39 Manning Road, Billerica, Massachusetts 01821
(Address of principal executive offices, including zip code)

(978) 439-5511
(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE.

     On August 4, 2004, GSI Lumonics Inc. (the Company) posted to the “Investor News” section of its Internet website (accessible at http://www.gsilumonics.com/investors/) an updated investor presentation (slideshow) in Microsoft® PowerPoint® format. Additionally, beginning on August 4, 2004, officers of the Company will deliver to selected investors and analysts a series of presentations that will include written communication (comprised of this slideshow) which will be disseminated and provided in both written and oral form to the participants. The content of the slideshow is described and furnished as Exhibit 99.1 to this Report on Form 8-K pursuant to Regulation FD and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not required.

(b)	Pro Forma Financial Information.

Not required.

(c)	Exhibits.

99.1	Investor Presentation (written communication comprised of a slideshow posted to the Registrant’s Internet website and to be shown during a series of investor and analysts presentations beginning on August 4, 2004, and furnished pursuant to Item 9 of this Report on Form 8-K).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI LUMONICS INC.
(Registrant)

Date: August 4, 2004	By:	/s/ Thomas R. Swain

Thomas R. Swain Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Presentation (written communication comprised of a slideshow posted to the Registrant’s Internet website and to be shown during a series of investor and analyst presentations beginning on August 4, 2004, and furnished pursuant to Item 9 of this Report on Form 8-K).